UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2023

LATHAM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 19, 2023, Latham Group, Inc. (the “Company”) issued a press release reaffirming its guidance for fiscal 2022 and announcing the information set forth in Item 5.02 below. A copy of the Company’s press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

The information furnished with this Item 2.02 (including Exhibit 99 referenced under Item 9.01 below) of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2023, Robert L. Masson II, Chief Financial Officer of Latham Group, Inc. (the “Company”), notified the Company that he will resign his position with the Company effective as of March 17, 2023 (the “Effective Date”) for family reasons. In connection with Mr. Masson’s announced resignation, he did not express any disagreement on any matter relating to the Company’s operations, policies or practices. The Company expects that Mr. Masson will remain the Company’s Chief Financial Officer until the Effective Date. The Company has initiated an external search process for a new Chief Financial Officer.

On January 19, 2023, the Company approved the appointment of J. Mark Borseth as Strategic Advisor to the Company, effective February 13, 2023. Following the Effective Date, Mr. Borseth will become the Company’s Interim Chief Financial Officer. Mr. Borseth, age 64, served as Strategic Advisor of the Company from July 2022 until December 2022. Previously, he served as the Company's Chief Financial Officer from February 2020 to July 2022. Prior to joining us, Mr. Borseth served in the roles of president and chief executive ofﬁcer from October 2017 to August 2019, interim chief executive ofﬁcer and chief ﬁnancial ofﬁcer from July 2017 to September 2017 and senior vice president and chief ﬁnancial ofﬁcer from 2015 to June 2017 of Ranpak, a manufacturer of paper packaging converter machines and paper products. From 2009 to 2014, Mr. Borseth served as executive vice president and chief ﬁnancial ofﬁcer at Constar International, a producer of polyethylene terephthalate plastic containers, leading its turn-around out of bankruptcy in January 2011 and December 2013. Prior to that, Mr. Borseth served as senior vice president and chief ﬁnancial ofﬁcer at Eclipse Aviation, a jet manufacturer, from 2007 to 2009. From 1984 to 2007, Mr. Borseth served in various ﬁnancial and operational roles of increasing responsibility at 3M, a multinational manufacturer, including president and general manager of 3M Canada and treasurer of 3M. Mr. Borseth holds a Bachelor of Science degree in business administration and management, and a Master of Business Administration degree from Minnesota State University, Mankato.

The Company intends to enter into a new employment agreement with Mr. Borseth, and will file an amendment to this Current Report on Form 8-K within four business days after the execution of such agreement. In connection with his prior transition from Chief Financial Officer to Strategic Officer, the Company previously entered into a retirement agreement with Mr. Borseth, dated June 12, 2022 (the “Retirement Agreement”), the terms of which are summarized in the Company’s Current Report on Form 8-K filed on June 14, 2022. The summary of the material terms of the Retirement Agreement is subject to the full and complete terms of the Retirement Agreement, a copy of which is incorporated by reference as Exhibit 10 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Borseth and any other persons pursuant to which he was selected as Interim Chief Financial Officer of the Company. Mr. Borseth has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Borseth had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10*	Retirement Agreement by and between J. Mark Borseth and Latham Pool Products, Inc., dated June 12, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2022 (File No. 001-40358))

99	Press release of Latham Group, Inc., dated January 19, 2023, announcing the departure of Mr. Masson and reaffirming fiscal 2022 guidance

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

____________

* Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2023

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President

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